UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2018

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the "Act"). The Act amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and businesses. For businesses, the Act reduces the corporate income tax rate from a maximum of 35% to a flat 21% rate. The income tax rate reduction became effective on January 1, 2018. As a result of the Act becoming law, Pioneer Financial Services, Inc. (the “Company”) has concluded that the resulting reduction in the corporate income tax rate will require the Company’s net deferred tax asset to be revalued in connection with the preparation of its financial statements for the three months ended December 31, 2017.

At September 30, 2017, the Company had a net deferred tax asset totaling $13.0 million. In accordance with generally accepted accounting principles, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company’s net deferred tax asset of $13.0 million at September 30, 2017 was determined based on the enacted federal tax rate of 35% prior to the passage of the Act. As a result of the reduction in the corporate income tax rate from 35% to 21% under the Act, the Company will revalue its net deferred tax asset at December 31, 2017 to reflect the reduction in the expected tax benefits associated with the future tax benefits represented by the net deferred tax asset. The Company estimates that this will result in a reduction in the value of its net deferred tax asset in a range of $4 million to $5 million. The reduction will be recorded as additional income tax expense in the Company’s consolidated statement of operations and other comprehensive income for the three months ended December 31, 2017.

The Company’s revaluation of its net deferred tax asset is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Company is currently unable to make a final determination of the impact of the revaluation of the net deferred tax asset on the quarterly earnings for the period ending December 31, 2017. The Company’s financial results for the three months ended December 31, 2017 will be included in its Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission by the due date of February 14, 2018.

To the extent required, the Company may file one or more amendments to this Current Report.

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the year ended September 30, 2017 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	January 5, 2018
Timothy L. Stanley	Board (Principal Executive Officer)